Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of June 30, 2026, by and among OS Therapies Incorporated, a corporation organized under the laws of the State of Delaware (“OSTX”), and OS Animal Health Inc., a corporation organized under the laws of the State of Delaware, and OS Therapies UK LTD, a limited company organized under the laws of the United Kingdom (collectively, the “Company”), and Leonite Fund I, LP, a limited partnership organized under the laws of the State of Delaware (the “Purchaser”).

Recital

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;

B. The Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, upon the terms and conditions set forth in this Agreement, a Senior Secured Convertible Promissory Note of the Company, in the aggregate principal amount of up to Ten Million Dollars ($10,000,000) (the “Principal Amount”), to be funded in one or more tranches (each, a “Tranche”) together with any note(s) issued in replacement thereof, thereon or otherwise with respect thereto in accordance with the terms thereof, in the form attached hereto as Exhibit A (the “Note” and collectively with this Agreement, the assignment of assets by OS Therapies UK LTD in favor of the Purchaser (the “Assignment of Assets”), the Warrant (defined below) and the Pledge and Security Agreement (defined below), and the other related ancillary documents and agreements executed in connection herewith, the “Transaction Documents”), upon the terms and subject to the limitations and conditions set forth in such Note;

C. Each Tranche funded under the Note shall be subject to an original issue discount equal to seven and one-half percent (7.5%) of the amount advanced under such Tranche (the “OID”), which amount shall be included in the outstanding principal balance of the Note. For illustrative purposes only, a Tranche advance One Million Six Hundred Thousand Dollars ($1,600,000) would result in an OID of One Hundred Twenty-Nine Thousand Seven Hundred Twenty-Nine Dollars and Seventy-Three Cents ($129,729.73), and a corresponding principal amount of One Million Seven Hundred Twenty-Nine Thousand Seven Hundred Twenty-Nine Dollars and Seventy-Three Cents ($1,729,729.73). The OID attributable to a particular Tranche shall be deemed fully earned solely upon the funding of such Tranche, and no OID shall be earned, accrued or payable with respect to any unfunded portion of the Principal Amount.

D. As additional consideration for the Purchaser’s purchase of the Note, the Company shall issue to the Purchaser: (i) two hundred seventy-five thousand (275,000) shares of OSTX common stock (the “Common Shares” and, such share issuance, the “Equity Interest”), and (ii) a warrant to purchase up to One Million Seven Hundred Fifty Thousand (1,750,000) Common Shares, substantially in the form attached hereto as Exhibit C (the “Warrant”).

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1. Closing

1.1 Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Note, the Equity Interest, and the Warrant, pursuant to this Agreement (the “Closing Date”) shall be 4:00 PM, Eastern Time, on the date first written above, or such other mutually agreed upon time.

1.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties (including via exchange of electronic signatures).

1.3 Delivery. At the Closing, the Company and the Purchaser shall execute and deliver the Note, the Equity Interest, the Warrant, and the other Transaction Documents contemplated by this Agreement. Subject to the satisfaction or written waiver of the conditions set forth in Sections 5 and 6, the Purchaser shall, promptly following the Closing, deliver to the Company the first Tranche of the purchase price for the Note, the Equity Interest, and the Warrant in immediately available funds in the amount set forth in the Note (the “First Tranche”); provided, however, that the Purchaser shall retain Thirty-Five Thousand Dollars ($35,000) from the First Tranche and apply such amount directly toward the payment of the Purchaser’s legal fees and transaction expenses incurred in connection with the preparation, negotiation and consummation of the Transaction Documents. The First Tranche, together with any subsequent tranches advanced by Purchaser pursuant to the terms of the Note (each, a “Subsequent Tranche” and, collectively with the First Tranche, the “Consideration”), shall constitute the aggregate consideration payable by the Purchaser pursuant to the Transaction Documents. The First Tranche shall constitute the purchase price for, and the consideration in respect of, (i) the initial principal amount of the Note funded upon the advance of the First Tranche, (ii) the issuance of the Warrant, and (iii) the issuance of the Equity Interest. The Warrant and the Equity Interest are issued in connection with the advance of the First Tranche and the Purchaser’s commitments under the Transaction Documents and shall be fully earned and non-refundable upon the advance of the First Tranche. Each Subsequent Tranche shall constitute additional Consideration solely in respect of the Note and shall increase the principal amount outstanding under the Note in accordance with its terms.

2. Representations and Warranties of the Company

Except as set forth in the corresponding section of the Disclosure Schedule delivered to the Purchaser concurrently herewith and attached hereto as Schedule I (the “Disclosure Schedule”) or as disclosed in the Disclosure Materials (as defined below), the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Purchaser:

2.1 Organization, Good Standing and Qualification. The Company and each of its Subsidiaries (as defined below) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

2.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, and to issue the Note, the Equity Interest, and the Warrant, and to enter into the pledge and security agreement of even date herewith (the “Pledge and Security Agreement”) attached hereto as Exhibit B, and to enter into the other Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents.

2.3 Subsidiaries and Affiliates. Section 2.3 of the Disclosure Schedule sets forth a true and correct list of all of the Company’s Subsidiaries and Affiliates as of the date hereof. For purposes of this Agreement, the term “Subsidiary” means any corporation, limited liability company, partnership, joint venture or other entity of which the Company, directly or indirectly, owns or controls a majority of the outstanding voting power or equity interests, and the term “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or any other entity. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company owns, directly or indirectly, all of the outstanding equity interests of each Subsidiary free and clear of all Liens, other than restrictions imposed by applicable securities laws.

2.4 Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, including, but not limited to, the issuance and delivery of the Note, the Equity Interest, and the Warrant, the issuance and delivery of the Common Shares issuable pursuant to the Note and Warrant, and the reservation of the equity securities issuable pursuant to the Note and Warrant has been taken or will be taken prior to the issuance of such securities. The execution and delivery of this Agreement by the Company and the other Transaction Documents to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company and no further corporate, stockholder, or other organizational action is required in connection therewith, other than in connection with the Required Approvals (as defined below). This Agreement has been, and each other Transaction Document to which the Company is a party will be upon execution and delivery, duly executed and delivered by the Company and constitutes, or upon execution and delivery will constitute, the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general equitable principles and laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Common Shares issuable upon conversion of the Note and exercise of the Warrant (the “Underlying Securities”), when issued in accordance with the terms of the Note and the Warrant, as applicable, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (a “Lien”) imposed by the Company, except for restrictions set forth in the Transaction Documents. The Company has reserved, or will reserve prior to issuance, a sufficient number of Common Shares (the “Reserved Amount”) for issuance upon conversion of the Note and exercise of the Warrant in accordance with their terms. For purposes of this Agreement, the Note, the Equity Interest, the Warrant and the Underlying Securities are collectively referred to as the “Securities.”

2.5 Governmental Consents. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods (the “Required Approvals”). Subject to the accuracy of the representations and warranties of the Purchaser set forth herein, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Securities, and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any preemptive rights, stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws, or other organizational documentation, as the case may be, that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Transaction Documents.

2.6 Compliance with Laws. Neither the Company nor any Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.7 Compliance with Other Instruments. Except as set forth in Section 2.7 of the Disclosure Schedule, neither Company nor any of its Subsidiaries is in violation or default of any term of its organizational documents, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, except for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 2.7 of the Disclosure Schedule or disclosed in SEC Reports (as defined herein), the execution, delivery and performance by the Company of the Transaction Documents, and the consummation of the transactions contemplated thereby, do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s organizational documents, (ii) result in a violation of any applicable law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary, or (iii) result in a default under any material agreement, indenture, mortgage, credit agreement or other instrument to which the Company or any Subsidiary is a party or by which any of their respective assets or properties are bound, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The sale and issuance of the Note and the subsequent issuance of the Underlying Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

2.8 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and are exempt from registration or qualification under applicable state securities laws, except for such filings and notices as may be required pursuant to applicable state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any person listed in the first paragraph of Rule 506(d)(1) of the Securities Act, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

2.9 Capitalization. The capitalization of the Company as of the date hereof is as set forth in Section 2.9 of the Disclosure Schedule. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws. Except for the Equity Interests and the Underlying Securities or as otherwise listed in Section 2.9 of the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock. Except as set forth in Section 2.9 of the Disclosure Schedule, there are no price based anti-dilution or price adjustment provisions contained in any security issued by Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate Company to issue shares of common stock or other securities to any person (other than the Purchaser) and will not result in a right of any holder of Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth in Section 2.9 of the Disclosure Schedule or disclosed in SEC Reports, neither the Company nor any Subsidiary is party to any outstanding agreement providing for issuance of equity or convertible securities at prices that vary with market price or are subject to reset/repricing (including equity lines or similar arrangements). Except as set forth in Section 2.9 of the Disclosure Schedule, Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

2.10 Regulatory Reports; Financial Statements. Except as set forth in Section 2.10 of the Disclosure Schedule, the Company has filed all reports and registration statements required to be filed by it under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedule to this Agreement, the “Disclosure Materials”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.11 Material Changes. Since the date of the latest financial statements included within the SEC Reports, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting in any material respect or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock-based plans or agreements.

2.12 Litigation. Except as set forth in Section 2.12 of the Disclosure Schedule, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, or any Executive or Officer of the Company, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which would result in a Material Adverse Effect. Except as set forth in Section 2.12 of the Disclosure Schedule, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by governmental authority, or any litigation civil or otherwise, involving the Company or any current or former director or officer of the Company or its Subsidiaries.

2.13 Labor Relations. Neither Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. Neither Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.

2.14 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.15 Title to Assets. Except as set forth in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and the Subsidiaries, (ii) Permitted Liens (as defined in the Pledge and Security Agreement), (iii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties and (iv) such as would not, individually or in the aggregate, result in a Material Adverse Effect. Any real property and facilities currently held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

2.16 Taxes. Except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have timely filed (or caused to be timely filed) all material tax returns required to be filed by them; all such filed tax returns are accurate in all material respects; the Company and its Subsidiaries have paid all material taxes due and payable (whether or not shown on filed tax returns), except for taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; there are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid in any material amount; there are no Liens for taxes on any material property or assets of the Company or any of its Subsidiaries, except for Liens relating to taxes not yet due and payable or being contested in good faith by appropriate proceedings; no material claim has been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction; and there are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any material tax.

2.17 Patents and Trademarks. Except as set forth in the SEC Reports, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses, except where the failure to so would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the extent the Company or any Subsidiary owns any Intellectual Property Rights, such Intellectual Property Rights are owned free and clear of all Liens other than Permitted Liens. To the Company’s knowledge, the use of the Intellectual Property Rights by Company or any Subsidiary does not infringe, misappropriate, or otherwise violate the intellectual property rights of any third party in any material way. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person, and there is no pending or, to the Company’s knowledge, threatened claim, action, or proceeding challenging the ownership, validity, or enforceability of any material Intellectual Property Rights owned by the Company or any of its Subsidiaries. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property Rights from their employees and contractors (including, but not limited to, assignments of such Intellectual Property Rights from such employees and contractors) and to protect the confidentiality of all of their confidential information and trade secrets and that of third parties in their possession to the extent contractually required to do so.

2.18 Environmental Matters. Neither Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any pending or, to the Company’s knowledge, threatened claim, action, suit, proceeding or investigation arising under Environmental Laws, except, in each case, as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

2.19 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

2.20 Transactions with Affiliates and Employees. Except as disclosed in the Company’s financial statements or the Disclosure Materials, (i) none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of Company; (ii) there are no agreements or arrangements with officers, directors, Affiliates, or other related parties (including loans, guarantees, repayment or priority rights); and (iii) there are no side letters or other agreements modifying or supplementing the economic terms, priority, conversion mechanics, or repayment provisions of any outstanding debt or equity.

2.21 Brokers and Finders. Except as otherwise itemized in Section 2.21 of the Disclosure Schedule, no person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon Company, any Subsidiary or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

2.22 Questionable Payments. Neither Company nor any of its Subsidiaries nor, to the Company’s knowledge, any agent or other person acting on behalf of Company or any Subsidiary, has on behalf of Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

2.23 Solvency. Neither Company nor any of its Subsidiaries has (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally. The Company is solvent and, immediately after giving effect to the transactions contemplated by the Transaction Documents, will be able to pay its debts as they become due and will have capital sufficient to carry on its business as presently conducted.

2.24 Foreign Corrupt Practices Act; Anti-Money Laundering; Sanctions. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will not knowingly use any proceeds from the sale of the Securities, for any unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign from corporate funds; (c) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any person acting on their behalf of which the Company is aware) or by any member of their respective management that is required to be disclosed under applicable law; or (d) violated in any material respect the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The Company and its Subsidiaries are in compliance in all material respects with all applicable anti-money laundering laws, including the USA PATRIOT Act, and all applicable economic sanctions laws administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or any other applicable sanctions authority. Neither the Company nor any of its Subsidiaries is a person or entity that is, or is owned or controlled by one or more persons or entities that are, the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State or any other applicable sanctions authority (collectively, “Sanctioned Persons”). To the knowledge of the Company, no director or executive officer of the Company or any of its Subsidiaries is a Sanctioned Person. Neither the Company nor any of its Subsidiaries knowingly engages in any business or dealings prohibited by applicable sanctions laws with or in any country or territory that is the subject of comprehensive sanctions administered or enforced by OFAC or any other applicable sanctions authority (including, as of the date hereof, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk and Luhansk regions of Ukraine).

2.25 Disclosures. Neither the Company nor any person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information, except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents. The written materials delivered to the Purchaser in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.26 Transfer Agent. Company represents and warrants that it will not replace its transfer agents without Purchaser’s permission so long as the Note is outstanding. Company acknowledges that this is extremely material to the Note and the investment is made based on the assumption that this will not occur.

2.27 Shell Company Status. Set forth in Schedule 2.27 of the Disclosure Schedule is the Company’s representation as to its “Shell Company” status under Rule 144.

2.28 Notice of Material Changes. The Company agrees and acknowledges that so long as any obligations of the Company under any of the Transaction Documents shall exist, it shall be obligated to provide Notice to the Purchaser in the event of a material change to any representation or disclosure in any of the Transaction Documents, including but not limited to, the disclosures on the Disclosure Schedule, and failure to provide such notice shall be a breach of this Agreement and an Event of Default under Section 4.3 of the Note.

3. Representations and Warranties of the Purchaser

3.1 Purchase for Own Account. The Purchaser is acquiring the Securities as principal for its own account, for investment purposes only, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws).

3.2 Information and Sophistication. Without limiting the Purchaser’s right to rely on the representations and warranties of the Company expressly set forth in this Agreement, the Purchaser hereby represents and warrants that: (a) it has received all the information it has requested from the Company and it considers necessary or appropriate to make an informed investment decision with respect to the Securities; (b) it has had an opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the transactions contemplated by the Transaction Documents and to obtain such additional information as it has requested; and (c) it has such knowledge and experience in financial, investment and business matters that it is capable of evaluating the merits and risks of an investment in the Securities and of protecting its own interests in connection with such investment.

3.3 Ability to Bear Economic Risk. The Purchaser understands and acknowledges that its purchase of the Securities is a speculative investment that involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to bear the economic risk of an investment in the Securities for an indefinite period of time and to withstand a complete loss of its investment.

3.4 Accredited Investor Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises the Warrant or converts the Note, it will be either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

3.5 Existence; Authorization. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, with requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.6 No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement, the other Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation by such Purchaser of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents to which it is a party.

3.7 No Regulatory Approval. The Purchaser understands that no federal or state governmental authority has passed upon or endorsed the merits of this offering or the Securities issued pursuant to this Agreement, or made any finding or determination as to the fairness or suitability of an investment in the Securities. The Purchaser further understands that the Securities have not been registered under the Securities Act or any applicable state securities laws and are being issued in reliance upon exemptions from the registration requirements thereof. The Purchaser understands that the Securities may not be offered, sold, assigned, pledged or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or an exemption from such registration requirements is available, and any such transfer is made in compliance with the Securities Act, applicable state securities laws and the provisions of the Transaction Documents.

3.8 Purchaser Received Independent Advice. The Purchaser acknowledges that it has been advised to consult with independent legal counsel regarding legal matters concerning the Company and to consult with independent tax advisors regarding the U.S. federal, state and local tax consequences of an investment in the Securities, and has either done so or knowingly and voluntarily chosen not to do so. The Purchaser understands that any tax consequences of an investment in the Securities may be uncertain and may be adversely affected by changes in applicable law or regulations, and that no representation or warranty has been made by the Company regarding the availability or treatment of any tax benefits or consequences associated with the purchase, holding or disposition of the Securities.

3.9 Legends. The Purchaser understands that until such time as the Securities have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE PURCHASER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

4. Further Agreements; Post-Closing Covenants

4.1 Intentionally Omitted.

4.2 Stockholder Approval; Exchange Cap. Notwithstanding anything to the contrary in any Transaction Document, unless and until the Company has obtained Stockholder Approval, the Company shall not issue, in the aggregate, upon conversion of the Note, upon exercise of the Warrant, and as the Equity Interest, a number of Common Shares exceeding 19.99% of the number of Common Shares outstanding immediately prior to the date of this Agreement (such maximum number, as adjusted for any stock split, stock dividend, combination, recapitalization, or similar event, the “Exchange Cap”), to the extent the issuance of shares in excess thereof would violate the rules of the principal national securities exchange on which the Common Shares are then listed (currently the NYSE American) (the “Principal Market”), including Section 713 of the NYSE American Company Guide. The Exchange Cap shall be allocated first to shares issuable upon conversion of the Note, then to shares issuable upon exercise of the Warrant, and then to the Equity Interest, applied pro rata within each category as among multiple instruments or holders. As used herein, “Stockholder Approval” means the approval by the Company’s stockholders of the issuance of all Common Shares issuable under the Transaction Documents in excess of the Exchange Cap, in accordance with the rules of the Principal Market and the Company’s organizational documents. The Company shall hold a meeting of its stockholders, and shall obtain Stockholder Approval, on or before the earlier of (i) ninety (90) calendar days after the Closing Date and (ii) the date of the Company’s next regularly scheduled meeting of stockholders (the “Stockholder Approval Deadline”). The Company’s board of directors shall recommend that the stockholders vote in favor of Stockholder Approval, and the Company shall solicit proxies in favor thereof. The failure of the Company to obtain Stockholder Approval on or before the Stockholder Approval Deadline shall constitute an immediate Event of Default under the Note and this Agreement. If the Company is unable to issue any shares under any Transaction Document solely by reason of the Exchange Cap, the Company shall remain obligated to issue such shares promptly upon obtaining Stockholder Approval, and the Purchaser’s rights with respect to such shares shall not otherwise be impaired.

4.3 Use of Proceeds. The Company agrees to use the proceeds of the transaction contemplated hereby solely as described in the Note.

4.4 Form D; Blue Sky Laws. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.5 Acknowledgments Regarding Purchaser Status; No Reliance; Limitation on Claims.

(a) No Reliance. The Company acknowledges and agrees that it has conducted its own independent investigation of the Purchaser and the transactions contemplated by the Transaction Documents, and has not relied, and is not relying, on any representation, statement, agreement, understanding, or omission by the Purchaser or any of its affiliates concerning whether the Purchaser is or is not, was or was not, or may or may not be (i) a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder), (ii) an “affiliate” of the Company or of any other holder of the Company’s securities, or (iii) a “broker” or “dealer” (as defined in Section 3(a) of the Exchange Act) (collectively, “Purchaser Status Matters”), except to the extent expressly set forth in the Transaction Documents. No Purchaser Status Matter was a condition to, or an inducement of, the Company’s execution, delivery, or performance of the Transaction Documents.

(b) No Act Constitutes Evidence. The Company acknowledges and agrees that no act, communication, coordination, transaction, or relationship of the Purchaser or its affiliates, whether occurring prior to, concurrently with, or in connection with the Transaction Documents, shall be asserted by the Company as evidence of, or as a basis for, any claim, allegation, defense, or contention that is based upon, arises out of, or relates to any Purchaser Status Matter, and the Company is and shall be prohibited from so asserting.

(c) Absolute Bar on Contract and Tort Claims. The Company irrevocably and unconditionally waives, and covenants that it shall never assert, allege, or raise, whether as a claim, counterclaim, defense, setoff, or otherwise in any proceeding, any claim sounding in contract, fraud, misrepresentation, breach of the implied covenant, or any other common law or equitable theory that is based upon, arises out of, or relates to any Purchaser Status Matter. This waiver and covenant is absolute, is not conditioned on any event, and shall survive the termination, satisfaction, or rescission of the Transaction Documents.

(d) Conditional Bar on Securities-Law Claims. With respect to any claim or defense that the Transaction Documents are void, voidable, rescindable, or unenforceable, in whole or in part, by reason of an alleged violation of the Exchange Act or any other federal or state securities law arising from any Purchaser Status Matter (including any alleged failure to file under Section 13(d), any alleged sale in violation of affiliate resale restrictions, or any alleged unregistered broker-dealer activity under Section 15(a)), the Company shall not assert, allege, or raise any such claim or defense in any proceeding unless and until a court of competent jurisdiction has first entered a ruling that such a violation in fact occurred. Nothing in this Section shall be deemed a waiver of the Purchaser’s obligation to comply with the Exchange Act or other applicable securities laws; this subsection (d) operates solely to limit the time and manner in which the Company may assert a securities-law-based claim or defense, and not to excuse any actual violation.

(e) Event of Default. Any assertion by the Company in breach of subsection (b) or (c), and any assertion under subsection (d) before the required court ruling, shall constitute an immediate Event of Default under the Note and this Agreement.

(f) Benefit; Assignment. The acknowledgments, agreements, waivers, and covenants set forth in this Section are made for the benefit of, and may be enforced by, the Purchaser and each of its successors, transferees, and assigns, including any assignee of the Note, and shall survive any assignment of the Note or any of the Transaction Documents.

4.6 No Broker-Dealer Acknowledgement. Absent a final adjudication from a court of competent jurisdiction stating otherwise, so long as any obligation of the Company under this Agreement or the other Transaction Documents is outstanding, the Company shall not state, claim, allege, or in any way assert to any person, institution, or entity, that the Purchaser is currently, or ever has been, a broker-dealer under the Securities Exchange Act of 1934. For the avoidance of doubt, this Section shall not be construed as a representation, agreement, or acknowledgment that the Purchaser is not required to comply with the Securities Exchange Act of 1934 or any other applicable law, nor as a waiver of any requirement that the Purchaser so comply; rather, this Section is solely a limitation on the time at which, and the circumstances under which, the Company may assert that the Purchaser is or was a broker-dealer, namely, only after a final adjudication by a court of competent jurisdiction, in a separate proceeding, that the Purchaser has violated the broker-dealer registration requirements of the Securities Exchange Act of 1934.

4.7 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under the Note. Notwithstanding any provision to the contrary contained in the Note, it is expressly agreed and provided that the total liability of the Company under the Note for payments which under Delaware law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Delaware law in the nature of interest that the Company may be obligated to pay under the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Delaware law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Note from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Note, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

4.8 Legal Counsel Opinions. Upon the request of the Purchaser from to time to time, Company shall be responsible (at its cost) for promptly supplying to Company’s transfer agent and the Purchaser a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that (i) the resale of the Securities by the Purchaser or its affiliates, successors and assigns is exempt from the registration requirements of the Securities Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Securities are not then registered under the Securities Act for resale pursuant to an effective registration statement), or (ii) the Securities have been registered under the Securities Act pursuant to an effective registration statement and may be freely resold by the Purchaser or its affiliates, successors and assigns. Should Company’s legal counsel fail for any reason to issue the Legal Counsel Opinion, the Purchaser may (at Company’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and Company will instruct its transfer agent to accept such opinion. In the event the Purchaser obtains a Legal Counsel Opinion from its own counsel, the Company shall not object to, or interfere with the issuance of, and shall instruct its transfer agent to accept, such Legal Counsel Opinion, and the Company shall not impede the removal by its stock transfer agent of the restrictive legend from any Common Shares certificate upon receipt by the transfer agent of a Rule 144 opinion letter. The provisions of this Section apply to all of the Securities, including the Common Shares issuable upon conversion of the Note and upon exercise of the Warrant. Company shall not impede the removal by its stock transfer agent of the restricted legend from any common stock certificate upon receipt by the transfer agent of a Rule 144 Opinion Letter.

4.9 Listing. The Company will, for so long as the Purchaser owns any of the Securities or any obligations of the Company under any of the Transaction Documents remain outstanding, use its reasonable best efforts to maintain the listing and trading of the Company’s Common Shares on the NYSE American or another National Exchange (as defined below), and will comply in all material respects with the Company’s reporting, filing, and other obligations under the rules of the NYSE American (or such other National Exchange) and the Commission, and will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act. For purposes of this Agreement, “National Exchange” means any of the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE American. Any delisting, suspension, or removal of the Company’s Common Shares from a National Exchange, or any failure of the Company to maintain the eligibility of its Common Shares for listing on a National Exchange, shall constitute an Event of Default under the Note. During such period, the Company shall notify the Purchaser immediately, and in any event no later than one (1) business day after receipt, of any notice, communication, inquiry, or other indication received by the Company from the Commission, the NYSE American, or any other National Exchange or self-regulatory organization regarding (i) any actual, pending, or threatened delisting, suspension, trading halt, or removal of the Common Shares, or (ii) any actual or alleged failure by the Company to satisfy any listing, maintenance, continued-eligibility, or other requirement or standard of such exchange or the Commission, and shall promptly provide the Purchaser with copies of all such notices and communications.

4.10 Information and Observer Rights. Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Company pursuant to the Exchange Act. If Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and simultaneously make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144. Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. If the Company fails to remain a fully reporting company subject to the reporting requirements of the Exchange Act, or the Company fails to remain current in its reporting obligations or to provide currently publicly available information in accordance with Rule 144(c) and such failure extends for a period of more than fifteen Trading Days (the date which such fifteen Trading Day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Purchaser may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the information failure is cured, Company shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1%) of purchase price paid for the Securities held by the Purchaser at the Event Date. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro -rata basis for any portion of a month prior to the cure of an information failure (except in the case of the first Event Date).

4.11 Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) the terms and conditions of this Agreement or any confidential information obtained from the Company or from any agent, representative, broker, advisor or other person acting on behalf of the Company pursuant to the terms of this Agreement (including notice of Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party not acting on behalf of the Company without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section; (iii) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of the Purchaser in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser notifies the Company within three (3) business days of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The Company shall use commercially reasonable efforts to avoid providing the Purchaser with material non-public information, whether directly or indirectly through any agent, representative, broker, advisor or other person acting on behalf of the Company. In the event the Purchaser believes it has received material non-public information from the Company that would restrict the Purchaser’s ability to sell or otherwise transfer the Securities, the Purchaser may notify the Company in writing of such information (the “MNPI Notice”). Upon receipt of an MNPI Notice, the Company shall, within three (3) business days, either (x) publicly disclose such information in a manner that would cause such information to no longer constitute material non-public information, or (y) provide written notice to the Purchaser that the Company disputes that such information constitutes material non-public information and authorize the Purchaser to trade in the Securities notwithstanding possession of such information. If the Company fails to take either action within such three (3) business day period, the Purchaser shall have the right (but not the obligation) to publicly disclose such information, and the Company shall not assert any claim against the Purchaser arising from such disclosure.

4.12 Right of Participation. During the period beginning on the Issue Date of the Note, and ending on the later of (i) eighteen (18) months following the advance date of the most recent Tranche or (ii) the date that the balance due under the Note is paid in full, in the event that the Company or any Subsidiary proposes to offer and sell its securities, whether in the form of debt, Equity Financing (defined below), or any other financing transaction (each, a “Future Offering”), the Purchaser shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Future Offering up to an amount equal to one hundred percent (100%) of the Principal Amount of the Note then outstanding, on the same terms and conditions offered to other participants therein (the “Participation Right”). For the avoidance of doubt, an “Equity Financing” shall mean Company’s or its Subsidiary’s sale of its common stock or any securities conferring the right to purchase Company’s or Subsidiary’s common stock or securities convertible into, or exchangeable for (with or without additional consideration), shares of the Company’s or Subsidiary’s common stock. In connection with each Participation Right, the Company shall provide written notice to the Purchaser of the terms and conditions of the Future Financing at least ten (10) business days prior to the anticipated first closing of such Future Financing (the “FF Notice”). If the Purchaser shall elect to exercise its Participation Right, it shall notify Company, in writing, of such election at least five (5) business days prior to the anticipated closing date set forth in the FF Notice (the “Participation Notice”). In the event the Purchaser does not return a Participation Notice to the Company within such five (5)-business day period, then with respect to such FF Notice, the Participation Right granted hereunder shall terminate and be of no further force and effect; provided, however, that such Participation Right shall be reinstated if the anticipated closing referenced in the FF Notice does not occur within thirty (30) business days of the anticipated first closing date specified in such FF Notice.

4.13 Right of First Refusal. During the period beginning on the Issue Date of the Note and ending on the date that the balance due under the Note is paid in full, in the event the Company or any Subsidiary has a bona fide offer of capital or financing from any third party that the Company or any Subsidiary intends to act upon, then the Company must first offer such opportunity to the Purchaser in writing, to provide such capital or financing to the Company or Subsidiary on the same terms as each respective third party’s terms. Should the Purchaser be unwilling or unable to provide such capital or financing to the Company or Subsidiary within ten (10) trading days from Purchaser’s receipt of written notice of the offer (the “Offer Notice”) from the Company, then the Company or Subsidiary may obtain such capital or financing from that respective third party upon the exact same terms and conditions offered by the Company to the Purchaser, which transaction must be completed within sixty (60) days after the date of the Offer Notice. If the Company or Subsidiary does not receive the capital or financing from the respective third party within sixty (60) days after the date of the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Purchaser as described above, and the process detailed above shall be repeated. Notwithstanding the foregoing, the right of first refusal set forth in this Section 4.13 shall not apply to (i) any sales of securities pursuant to an effective “at-the-market” offering program or similar continuous offering arrangement or (ii) any registered public offering of the Company’s securities that is reasonably expected to result in gross proceeds to the Company of at least $5,000,000.

4.14 Terms of Future Financings. For so long as any amount under the Note remains outstanding, upon any issuance of (or announcement of intent to effect an issuance of) any security, or amendment to (or announcement of intent to effect an amendment to) any security that was originally issued before the Issue Date, by the Company or any Subsidiary, with any term that the Purchaser reasonably believes is more favorable to the Purchaser of such security than to the Purchaser in the Transaction Documents, or with a term in favor of the Purchaser of such security that the Purchaser reasonably believes was not similarly provided to the Purchaser in the Transaction Documents, then (i) the Company shall notify the Purchaser of such additional or more favorable term within three (3) business days of the issuance and/or amendment (as applicable) of the respective security, and (ii) such term, at Purchaser’s option, shall become a part of the transaction documents with the Purchaser (regardless of whether the Company complied with the notification provision of this Section). The types of terms contained in another security that may be more favorable to the Purchaser of such security include, but are not limited to, terms addressing conversion price, conversion price discounts and adjustments, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, commitment shares, warrant coverage, and warrant exercise price. If Purchaser elects to have the term become a part of the transaction documents with the Purchaser, then the Company shall immediately deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Purchaser (the “Acknowledgment”) within three (3) business days of Company’s receipt of request from Purchaser (the “Adjustment Deadline”), provided that Company’s failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby. Notwithstanding the foregoing, this Section 4.14 shall not apply to (i) any sales of securities pursuant to an effective “at-the-market” offering program or similar continuous offering arrangement or (ii) any registered public offering of the Company’s securities that is reasonably expected to result in gross proceeds to the Company of at least $5,000,000.

4.15 Disclosure of Future Financings. For so long as any amount under the Note remains outstanding, Company shall deliver to Purchaser, within three (3) business days of execution or receipt (as applicable), copies of all term sheets, letters of intent, drafts, definitive agreements, amendments, side letters, fee letters, and non-privileged communications related to any proposed or completed financing by the Company or any Subsidiary, involving the issuance, sale, or incurrence of any debt securities, equity securities, convertible securities, or other financing instruments, or any amendment or modification to any existing financing arrangement. This disclosure obligation applies to all financing transactions regardless of whether they constitute a Variable Rate Transaction or Convertible Note under the section of this Agreement entitled “Terms of Future Financings.”

4.16 Rollover Rights. For so long as any amount under the Note remains outstanding, if the Company completes any single public offering or private placement of its equity, equity-linked or debt securities (each, a “Future Transaction”), the Purchaser may, in its sole discretion, elect to apply as purchase consideration for such Future Transaction: (i) all, or any portion, of the then outstanding principal amount of the Note and any accrued but unpaid interest, including any amounts that would be added to the principal outstanding in the event that any redemption right or prepayment right is exercised by either the Purchaser or the Company, and (ii) any securities of the Company then held by the Purchaser, at their fair value, on the same terms and conditions offered to other investors therein (the “Rollover Rights”). The Company shall give written notice to Purchaser as soon as practicable, but in no event less than fifteen (15) days before the anticipated closing date of such Future Transaction. The Purchaser may exercise its Rollover Rights by providing the Company written notice of such exercise within five (5) Business Days before the closing of the Future Transaction. In the event Purchaser exercises its Rollover Rights, then such elected portion with respect to (i) and (ii) above, shall automatically convert into the corresponding securities issued in such Future Transaction under the terms of such Future Transaction, such that the Purchaser will receive all securities (including, without limitation, any warrants) issuable under the Future Transaction. Notwithstanding the foregoing, a Future Transaction shall not include (i) any sales of securities pursuant to an effective “at-the-market” offering program or similar continuous offering arrangement or (ii) any registered public offering of the Company’s securities that is reasonably expected to result in gross proceeds to the Company of at least $5,000,000.

4.17 Registration Rights. The Company shall provide the Purchaser with the registration rights set forth in this Section.

(a) Mandatory Registration Rights. Within ninety (90) days after the Closing Date, the Company shall prepare and file with the Commission a registration statement covering the resale by the Purchaser of all Common Shares issued or issuable to the Purchaser under the Transaction Documents, including the Common Shares issuable upon conversion of the Note, upon exercise of the Warrant, and as the Equity Interest (collectively, the “Registrable Securities”). The Company shall cause such registration statement to be declared effective by the Commission no later than one hundred eighty (180) days after the Closing Date, and shall keep such registration statement continuously effective until the earlier of (i) the date on which all Registrable Securities have been sold and (ii) the date on which all Registrable Securities may be sold without restriction or volume limitation under Rule 144. The failure of the Company to file such registration statement on or before the date that is ninety (90) days after the Closing Date, or to cause it to be declared effective on or before the date that is one hundred eighty (180) days after the Closing Date, shall constitute an immediate Event of Default under the Note and this Agreement.

(b) Piggyback Registration Rights. If the Company or any Subsidiary proposes to register any of its Common Shares (other than pursuant to a Registration on Form S-4 or S-8 or any successor form), or proposes to file any offering statement with the Commission (including without limitation any offering statement on Form 1-A under Regulation A), it will give prompt written notice to the Purchaser of its intention to effect such registration or offering (the “Incidental Registration”). Within twenty (20) business days of receiving such written notice of an Incidental Registration, the Purchaser may make a written request (the “Piggy-Back Request”) that the Company include in the proposed Incidental Registration all, or a portion, of the Underlying Securities and the Equity Interest (collectively, the “Registrable Securities”). The Company will use its commercially reasonable efforts to include in any Incidental Registration all Registrable Securities which the Company has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Any such registration or offering statement covering the Registrable Securities shall be declared effective by the Commission within one hundred eighty (180) days of the Closing.

4.18 Transfer Agent Instructions. Concurrently with the execution of an agreement to engage the services of a transfer agent, Company shall issue irrevocable instructions to Company’s transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, upon issuance of Underlying Securities, in such amounts as specified from time to time by the Purchaser to Company in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that Company proposes to replace its transfer agent, Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserve shares of common stock in the Reserved Amount) signed by the successor transfer agent to Company and Company. Prior to registration of the Securities under the Securities Act or the date on which the Securities may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 3.9 of this Agreement. Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section will be given by Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for Securities to be issued to the Purchaser as and when required by the Transaction Documents; (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities issued to the Purchaser as and when required by the Transaction Documents; and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within one (1) business day of each conversion of the Note or exercise of the Warrants. If the Purchaser provides Company, at the cost of Company, with reasonable assurances that a public sale or transfer of such Securities may be made without registration under the Securities Act or that the Securities can be sold pursuant to Rule 144, Company shall permit the transfer, and, in the case of the Securities, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Purchaser. Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by Company of the provisions of this Section, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

4.19 Further Assurances. The Purchaser agrees and covenants that at any time and from time to time it will execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require within three (3) business days of any such request in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

4.20 Exchange Act Reporting. It shall be an event of default under the Note and this Agreement if the Company fails to remain fully compliant with the Commission reporting requirements under the Exchange Act (including but not limited to becoming delinquent in its filings).

4.21 Subsidiary Joinders. The Company agrees and covenants that: (a) within thirty (30) days (or such longer period as the Purchaser may consent to in writing in its sole discretion) after the formation or acquisition, directly or indirectly, of any subsidiary following the date hereof, the Company shall cause such Subsidiary to execute and deliver to the Purchaser (i) a joinder, counterpart, or other agreement (in form and substance reasonably satisfactory to the Purchaser and substantially in the form attached hereto as Exhibit C), pursuant to which such subsidiary: (A) becomes a co-borrower or other obligor under the Note on a joint and several basis with the Company and (B) becomes a “Debtor” or “Grantor” (or equivalent term) under the Security and Pledge Agreement and grants to the Purchaser a first priority security interest (subject only to Permitted Liens (as defined in the Security and Pledge Agreement)) in substantially all of its assets, and (ii) such organizational documents, resolutions, incumbency certificates, good standing certificates, lien searches and other customary deliverables as the Purchaser may reasonably request in connection therewith; and (b) the Company shall promptly (and in any event within the same thirty (30) day period, subject to any written extension granted by the Purchaser in its sole discretion) cause all such documents to be duly filed, recorded or registered in all offices and jurisdictions as may be necessary or desirable, in the reasonable judgment of the Purchaser, to perfect and maintain the perfection and priority of the security interests created under the Security and Pledge Agreement with respect to such subsidiary and its assets.

5. Conditions to the Company’s Obligation to Sell

The obligation of the Company hereunder to issue and sell the Securities to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that such conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Purchaser shall have executed this Agreement and delivered the same to the Company.

(b) The Purchaser shall have delivered the First Tranche in accordance with Section 1.3 above.

(c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6. Conditions to The Purchaser’s Obligation to Purchase

The obligation of the Purchaser hereunder to purchase the Securities, on the Closing Date, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(a) The Company shall have executed this Agreement and delivered the same to the Purchaser.

(b) The Company shall have issued and delivered to the Purchaser the duly executed Note in such denominations as the Purchaser shall request and in accordance with Section 1.3 above.

(c) At each Subsequent Tranche closing, each representation and warranty of the Company set forth in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the date of such Subsequent Tranche closing with the same effect as though made on and as of such date (except for representations and warranties that expressly speak as of a specific date, which shall be true and correct as of such date), and the Company shall be deemed to have remade and reaffirmed each such representation and warranty as of such date. The accuracy of such representations and warranties as of each Subsequent Tranche closing shall be a condition to the Purchaser’s obligation to fund such Subsequent Tranche.

(d) The Company shall have issued and delivered to the Purchaser the Equity Interest and the Warrant.

(e) The Company shall have delivered executed Transaction Documents, or such other instruments as contemplated by this Agreement.

(f) The Company shall have delivered all documents reasonably necessary to permit the Purchaser to perfect its security interest in the collateral contemplated by the Pledge and Security Agreement, including customary lien searches and UCC financing statements duly authorized for filing.

(g) The Company shall have delivered a schedule of liabilities and a lien search report from a nationally recognized search provider reasonably satisfactory to the Purchaser, dated within ten (10) days of the Closing Date.

(h) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(i) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(j) No Event of Default shall have occurred and be continuing under the Note as of the Closing Date.

(k) The Company shall be in material compliance with its reporting obligations under the Exchange Act; provided that temporary delays that do not constitute a material breach shall not in themselves constitute non-satisfaction of this condition

(l) Company shall have delivered to the Purchaser (i) a certificate evidencing the formation and good standing of Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date, and (ii) resolutions adopted by the Company’s Board of Directors at a duly called meeting or by unanimous written consent authorizing this Agreement and all other documents, instruments and transactions contemplated hereby.

(m) To the extent the Company or any Subsidiary has any other secured creditors, the Company shall have delivered to the Purchaser executed subordination agreements from each such secured creditor, in form and substance reasonably satisfactory to the Purchaser.

7. Miscellaneous

7.1 Events of Default. The Company acknowledges and agrees that (i) any breach by the Company of any covenant, agreement, or obligation set forth in this Agreement, or (ii) any representation or warranty made by the Company in this Agreement that is false, incorrect, or misleading in any material respect when made or at any time thereafter, shall constitute an Event of Default under this Agreement and under Section 4.3 of the Note, entitling the Purchaser to exercise all rights and remedies available under the Transaction Documents and applicable law.

7.2 Binding Agreement. This Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, and all representations, warranties, covenants, acknowledgments, waivers, and limitations of liability set forth herein and therein for the benefit of the Purchaser shall inure to the benefit of, and be enforceable by, the Purchaser and each of its successors, transferees, and assigns, including any assignee of the Note or Warrant. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Purchaser. Except as expressly provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

7.3 Governing Law; Dispute Resolution; Remedies.

(a) Governing Law; Arbitration. This Agreement and each other Transaction Document shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Subject to the carve-out for equitable relief set forth in subsection (b) of this Section, and notwithstanding anything to the contrary herein or in any other document executed in connection herewith, any dispute, claim or controversy arising out of or relating to this Agreement or the other Transaction Documents, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Party initiating the arbitration shall elect, in its demand for arbitration, to have the arbitration administered by any one of (i) Mediation and Civil Arbitration, Inc. d/b/a RapidRuling (www.rapidruling.com) in accordance with its Commercial Arbitration Rules (currently available at https://rapidruling.com/rules-and-forms/), (ii) JAMS in accordance with the JAMS Streamlined Arbitration Rules and Procedures (currently available at https://www.jamsadr.com/rules-streamlined-arbitration), or (iii) FORUM in accordance with FORUM’s Expedited Rules of the Code of Procedure for Resolving Business-to-Business Disputes (currently available at https://www.adrforum.com/rules-and-fees), in each case as in effect at the time the demand is made. If the arbitration is administered by JAMS, the JAMS Streamlined Arbitration Rules and Procedures shall apply regardless of the amount in controversy and notwithstanding any provision of the JAMS rules that would otherwise cause the JAMS Comprehensive Arbitration Rules and Procedures to apply. If the arbitration is administered by FORUM, FORUM’s Expedited Rules shall apply regardless of the amount in controversy, and the Parties agree to continue under the Expedited Rules notwithstanding any provision that would otherwise cause the dispute to proceed under FORUM’s Code of Procedure for Resolving Business-to-Business Disputes by reason of the Claim or Counterclaim amount. In all cases, and regardless of the administrator or rules selected or otherwise applicable, the arbitration shall be conducted before a single arbitrator appointed by the administering body, the seat (legal place) of arbitration shall be Wilmington, Delaware, and any hearing shall be held via video or telephone conference. The parties agree that no objection shall be taken to the decision, order or award of the arbitrator following any such hearing on the basis that the hearing was held by video or telephone conference. Notwithstanding any provision of the rules of the administrator selected or otherwise applicable, no Party shall be entitled to any discovery as of right, and discovery shall be permitted only to the extent the arbitrator, in the arbitrator’s sole discretion, determines that a Party has shown a substantial and specific need for such discovery in order to present its case, in which case the arbitrator may permit limited discovery as the arbitrator deems appropriate; the arbitrator shall construe this Section in favor of minimizing discovery and expediting resolution. If the administrator elected under this Section is unavailable to administer the arbitration, whether by reason of its dissolution, cessation of commercial arbitration services, suspension or revocation of its authority to administer arbitrations, receivership, or any legal or regulatory disability preventing it from administering the arbitration, then the initiating Party shall elect one of the remaining administrators named in this Section, in the initiating Party’s sole discretion, in accordance with the rules specified above for that administrator. In the event of any legal action (including arbitration) to enforce or interpret this Agreement or any other Transaction Document, the non-prevailing Party shall pay (x) the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as may be determined, plus (y) reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party, and in any arbitration the arbitrator shall include any such award in the arbitration award. The arbitrator (or court) shall determine which Party, if any, is the prevailing Party, and may, in its discretion, decline to treat any Party as a prevailing Party, or deny or reduce any award of fees, costs, or expenses to a Party, where the arbitrator (or court) determines that such Party’s claim or position was de minimis in relation to the relief sought, was brought or maintained without substantial justification, or was asserted primarily to harass or to gain tactical advantage. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY. Each party hereby irrevocably waives personal service of process and substitute service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by (i) electronic service at the email address provided for notices to such party in the Notices provisions of this Agreement (or such other email address as may be designated by notice in accordance with this Agreement), or (ii) uploading or filing a copy thereof through the electronic filing and service portal or case-management system maintained by the administrator then administering the arbitration, with such service deemed effective upon that system’s confirmation of submission. Electronic service in accordance with the foregoing is the operative means of service. Service by registered or certified mail or overnight delivery (with evidence of delivery) to such party at its address set forth in the Notices provisions of this Agreement shall not by itself constitute effective service, and shall be effective only if a copy is concurrently served by electronic mail in accordance with clause (i); in such case service shall be deemed effective on the earlier of the electronic service and documented delivery of the mailed or couriered copy. Each party agrees that service effected in accordance with this Section shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) Equitable Relief; Enforcement Against Collateral. Notwithstanding the foregoing, the request by any Party for specific performance and temporary, preliminary or permanent injunctive relief, whether prohibitive or mandatory, the appointment of a receiver, and the enforcement of security interests and other remedies with respect to the Collateral under the Pledge and Security Agreement or other Transaction Documents, shall not be subject to arbitration and shall be adjudicated only by the state and/or federal courts residing in Wilmington, Delaware, and each Party irrevocably submits to the exclusive jurisdiction of such courts for such purposes, and waives and agrees not to assert in any such proceeding a claim that it is not personally subject to the courts referred to above, that the suit or action was brought in an inconvenient forum, or that the venue of the suit or action is improper. The Purchaser and the Company acknowledge and agree that the rights of the Purchaser under this Agreement are of a specialized and unique character, and that immediate and irreparable damage will result to the Purchaser if the Company fails or refuses to perform its obligations under this Agreement or otherwise breaches this Agreement. Accordingly, the Company acknowledges that the remedy at law for any such breach may be inadequate and agrees that, in the event of a breach or threatened breach by the Company, the Purchaser shall be entitled, in addition to all other available remedies at law or in equity and any remedies provided under the Transaction Documents, and notwithstanding any election by the Purchaser to seek a remedy at law, to seek equitable relief, including without limitation temporary restraining orders, temporary and permanent injunctions, and specific performance, in each case without the necessity of showing economic loss and without the necessity of posting a bond or other security. No claimed breach of contract or violation of law by the Purchaser or any of its affiliates shall operate to extinguish the Company’s obligations under this Section.

(c) Limitation on Counterclaims. In any arbitration, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, the aggregate amount of any counterclaim, setoff, recoupment, or other claim of any kind asserted by the Company against the Purchaser or any of its affiliates, and the aggregate liability of the Purchaser and its affiliates to the Company, shall not exceed the aggregate purchase price actually paid by the Purchaser for the Note; and in no event shall the Purchaser or any of its affiliates be liable to the Company for any consequential, special, incidental, indirect, exemplary or punitive damages. The foregoing limitations shall not apply to liability arising from the Purchaser’s actual fraud or willful misconduct as finally determined by a court or arbitrator of competent jurisdiction, and nothing in this subsection shall be deemed to waive, limit, or modify any right or claim that may not be waived, limited, or modified as a matter of applicable law.

(d) Notice and Service of Process. For the avoidance of doubt, the notice and service provisions of this Section shall control with respect to the commencement and conduct of any arbitration or legal proceeding, notwithstanding the Notices provisions of this Agreement or any other notice provision in this Agreement or any Transaction Document.

7.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted under this Agreement or any of the Transaction Documents shall be in writing and shall be transmitted by electronic mail to the email address set forth below for the relevant party. Electronic mail is the operative means of giving notice under this Agreement. A notice transmitted by electronic mail shall be deemed effective upon transmission (provided there is confirmation of transmission and no automated bounce-back or error message is received) if transmitted during the recipient’s normal business hours on a business day, and otherwise on the next business day. A notice delivered by hand, by nationally recognized overnight courier, or by certified or registered United States mail (return receipt requested, postage prepaid) shall not by itself constitute effective notice, and shall be effective only if a copy of the same notice is concurrently transmitted by electronic mail in accordance with this Section; in such case the notice shall be deemed effective on the earlier of (i) the time the accompanying electronic mail becomes effective under this Section and (ii) documented delivery of the hand-delivered, couriered, or mailed copy. Each party shall (a) designate the other party’s email address set forth below, and the filing or service email address of any arbitration administrator then administering a proceeding, as an approved sender, and shall not block, filter, or divert messages from such addresses, and (b) monitor its designated email address, including any spam, junk, or quarantine folders, no less than once each business day. The notices shall be addressed as follows:

If to the Company, to:

OS Therapies Incorporated

115 Pullman Crossing Road

Grasonville, MD 21638

Attn: Paul Romness

e-mail: ***

cc (which shall not constitute notice): sfeldman@olshanlaw.com

If to the Purchaser:

Leonite Fund I, LP

600 East Crescent Ave, Suite 104

Upper Saddle River, NJ

Attn: Avi Geller

e-mail: ***

cc (which shall not constitute notice): dberger@bergerlawpllc.com or to such other email address as a party may designate by notice given in accordance with this Section. The physical addresses set forth above are provided for identification purposes and for any supplemental copy delivered under this Section; the email address is the operative address for notice. Any failure of a party to update its address, or any defect or omission in identifying information, shall not affect the validity or effectiveness of any notice otherwise given in the manner provided in this Section, and a notice given by electronic mail in the manner provided in this Section shall be effective in accordance with the foregoing regardless of whether it is actually opened or read, provided that the approved-sender and monitoring obligations set forth in this Section shall apply.

7.7 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the Purchaser. Any provision of the Note or Warrant may be amended or waived by the written consent of the Company and the Purchaser.

7.8 Expenses. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein; unless otherwise specified in the Agreement or the Note.

7.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under the Transaction Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

7.10 Entire Agreement. This Agreement, the other Transaction Documents, and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

7.11 Construction; Independent Counsel. Each party acknowledges that it has been represented by, or has had the opportunity to consult with, counsel of its own choosing in connection with the negotiation and execution of this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents are the product of negotiation among the parties and shall be deemed to have been drafted jointly by the parties; accordingly, no presumption or rule of construction shall be applied against any party on the basis of having drafted, or having caused to be drafted, this Agreement, any other Transaction Document, or any provision hereof or thereof. The provisions of this Agreement governing construction, severability, integration, and entire agreement shall apply with equal force to each of the Transaction Documents.

7.12 Severability. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

[Signature page follows]

In Witness Whereof, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

OS Therapies Incorporated

By:	/s/ Paul Romness
Name:	Paul Romness
Title:	Chief Executive Officer

OS Animal Health Inc.

By:	/s/ Paul Romness
Name:	Paul Romness
Title:	Authorized Signatory

OS Therapies UK LTD

By:	/s/ Paul Romness
Name:	Paul Romness
Title:	Authorized Signatory

PURCHASER:

Leonite Fund I, LP,
By its Manager, Leonite Advisors, LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Manager

[Securities Purchase Agreement – Signature page]